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                       SECURITIES AND EXCHANGE COMMISSION



                             WASHINGTON, D.C. 20549



                                 --------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 7, 2001



                                   COM21, INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER

            DELAWARE                        000-24009                          94-3201698
 (STATE OR OTHER JURIDICTION OF      (COMMISSION FILE NUMBER)      (IRS EMPLOYER IDENTIFICATION NO.)
         INCORPORATION
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             750 TASMAN DRIVE, MILPITAS, CA                            95035
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)
   REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE              408-953-9100



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ITEM 5.  OTHER EVENTS

        On March 7, 2001, the Registrant issued a press release announcing that it had entered into a definitive agreement to complete an approximately
$7,650,615 equity financing with Fletcher International Limited. Pursuant to a subscription agreement, dated February 28, 2001, Fletcher agreed to purchase approximately 2,450,000 shares of the Registrant's common stock at a price of $3.1227 per share and a warrant to acquire up to an additional 2,450,000 shares of the Registrant's common stock. The offer and sale of these securities were not registered under the Securities Act of 1933, as amended, pursuant to the exemption provided by Regulation D and these securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Dain Rauscher Wessels served as the Registrant's placement agent.

        The warrant is immediately exercisable and remains exercisable for a period of seven years from the date of issuance at the exercise price of $9.0951 per share. The number of shares issuable upon exercise of the warrant and the exercise price per share are subject to adjustment upon the occurrence of events set forth in the warrant including: the issuance of additional securities at a price below the greater of the market price of the common stock and the exercise price of the warrant or the declaration of a stock split, dividend, consolidation, recombination, reclassification or similar transaction.

        The foregoing description of the common stock and the warrant is only a summary and is qualified in its entirety by reference to the Registrant's certificate of incorporation and the warrant certificate attached as Exhibit
10.16. Upon completion of the sale, the net proceeds of the equity financing are expected be used for marketing and distribution activities, product development, capital expenditures and for working capital and other general corporate purposes. A hard copy of the press release is attached hereto and incorporated herein by reference.

        In September 2000, the Company issued a purchase order to Ambit
Microsystems Corporation for purchase of OEM cable modems which was later canceled because delivery dates were not met. On February 27, 2001, the Company received notice of breach of contract by Ambit requesting the Company to submit a settlement proposal. The Company believes the basis for this request is without merit.

        On August 8, 2000, Telepoint, Inc. filed a demand for arbitration against the Company and BitCom, Inc., which the Company acquired in July 2000, with the American Arbitration Association (No. 72Y 181 812 00 HLT). Telepoint, a customer of BitCom, claims damages of $10,000,000 and is seeking injunctive relief based on several causes of action. Telepoint's claims center around a development agreement between Telepoint and BitCom whereby BitCom was to develop a digital radio in exchange for payment of $180,000 (and royalties). The Company believes this claim is without merit and intends to defend it vigorously.

        Information in this report that involves the Registrant's expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risks and uncertainties. These statements include statements about the Registrant's strategies in the marketplace, its market position and its relationship with customers. All forward-looking statements included in this report are based upon information available to the Registrant as of the date of the report, and the Registrant assumes no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from the Registrant's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the successful integration of the Registrant's recent acquisitions, competition, the Registrant's ability to expand its operations, litigation over property rights and general economic factors. These and other factors are risks associated with the Registrant's business that may affect its operating results and are discussed in the Registrant's filings with the Securities and Exchange
Commission ("SEC") including the Registrant's periodic reports on Forms 10-K and 10-Q.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        The following documents are filed as exhibits to this report:

        Exhibit
        Number        Description

        10.15         Agreement, dated February 28, 2001, by
                      and between Com21, Inc. and Fletcher
                               International Ltd.

        10.16         Warrant Certificate, dated March 6,
                      2001, by and between Com21, Inc. and
                      Fletcher International Ltd.

        99.1          Press Release, dated March 7, 2001.




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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 7, 2001

                                             COM21, INC.

                                              By:  /s/ David L. Robertson
                                                  ------------------------------
                                                       David L. Robertson
                                                       Chief Financial Officer






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                                  EXHIBIT INDEX



        Exhibit
        Number        Description of Document

        10.15         Agreement, dated February 28, 2001, by
                      and between Com21, Inc. and Fletcher
                               International Ltd.

        10.16         Warrant Certificate, dated March 6,
                      2001, by and between Com21, Inc. and
                      Fletcher International Ltd.

        99.1          Press Release, dated March 7, 2001.